EXHIBIT 2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D, and amendments thereto, relating to the common stock, $0.001 par value per share, of TeraWulf Inc. This Joint Filing Agreement shall be included as an exhibit to such joint filing and may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

In evidence thereof, each of the undersigned, being duly authorized, hereby executes this Joint Filing Agreement.

Date: October 10, 2024

STAMMTISCH INVESTMENTS LLC

By:	/s/ Paul B. Prager
	Name:	Paul B. Prager
	Title:	President and Manager

PAUL B. PRAGER

/s/ Paul B. Prager

LUCKY LIEFERN, LLC

By:	/s/ Paul B. Prager
	Name:	Paul B. Prager
	Title:	Managing Member

HEOROT POWER HOLDINGS, LLC

By:	/s/ Paul B. Prager
	Name:	Paul B. Prager
	Title:	Managing Member

SOMERSET OPERATING COMPANY, LLC

By:	/s/ Paul B. Prager
	Name:	Paul B. Prager
	Title:	Managing Member

ALLIN WULF LLC

By:	/s/ Paul B. Prager
	Name:	Paul B. Prager
	Title:	President

BEOWULF ELECTRICITY & DATA INC.

By:	/s/ Paul B. Prager
	Name:	Paul B. Prager
	Title:	President

BEOWULF ELECTRICITY & DATA EMPLOYEE DISCRETIONARY TRUST

By:	/s/ Paul B. Prager
	Name:	Paul B. Prager
	Title:	President

RIESLING POWER LLC

By:	/s/ Paul B. Prager
	Name:	Paul B. Prager
	Title:	President